Exhibit 21: SUBSIDIARIES OF THE REGISTRANT

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Name of Subsidiary                                        State or other Jurisdiction
                                                          in which organized                Ownership
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
Aero-Motive Company                                       State of Michigan                      100%
Advanced Interconnect, Inc.                               State of Delaware                      100%
Akapp Electro Industries B.V.                             The Netherlands                        100%
Applicom International, S.A.S.                            France                                 100%
Applicom International, GmbH                              Germany                                100%
Central Rubber Company                                    State of Illinois                      100%
DW Holding, L.L.C.                                        State of Delaware                      100%
Daniel Woodhead Company                                   State of Delaware                      100%
Deerfield Partners C.V.                                   The Netherlands                        100%
I.M.A. S.r.l.                                             Italy                                  100%
mPm S.r.l.                                                Italy                                  100%
WH One, LLC                                               State of Delaware                      100%
WH Two, LLC                                               State of Delaware                      100%
Woodhead Asia Pte. Ltd.                                   Singapore                              100%
Woodhead Canada Limited                                   Province of Nova Scotia                100%
Woodhead Connectivity Limited                             United Kingdom                         100%
Woodhead Connectivity GmbH                                Germany                                100%
Woodhead Connectivity, S.A.S.                             France                                 100%
Woodhead de Mexico S.A. de C.V.                           Mexico                                 100%
Woodhead Finance Company                                  Province of Nova Scotia                100%
Woodhead France S.A.R.L.                                  France                                 100%
Woodhead Industries (The Netherlands) B.V.                The Netherlands                        100%
Woodhead International B.V.                               The Netherlands                        100%
Woodhead Japan Corporation                                Japan                                  100%
Woodhead L.P.                                             State of Texas                         100%
Micromedia S.A.                                           France                                  33%
Euroview Services S.A.                                    France                                  37%

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